Exhibit 107

Calculation of Filing Fee Tables

F-1

(Form Type)

BitFuFu Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered (1)		Proposed Maximum Offering Price Per Unit		Maximum Aggregate Offering Price		Fee Rate	Amount of Registration Fee
Newly Registered Securities
Fees to be Paid	Equity	Class A Ordinary Shares	457(c)	24,600,258	(2)	$4.93	(3)	$121,279,272	(3)	$0.0001476	$17,900.83
Fees to be Paid	Equity	Class A Ordinary Shares issuable on exercise of Warrants	457(f)(1)	5,468,542	(4)	$11.50	(5)	$62,888,233	(5)	$0.0001476	$9,282.40
Fees to be Paid	Equity	Class A Ordinary Shares issuable on exercise of the Unit Purchase Option	457(f)(1)	115,000	(6)	11.50	(7)	$1,322,500	(7)	$0.0001476	$195.30

	Total Offering Amounts							$185,490,005			$27,378.53
	Total Fees Previously Paid										$0.00
	Net Fee Due										$27,378.53

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the Company is also registering an indeterminate number of additional Class A Ordinary Shares that may become issuable to prevent dilution from any stock dividend, stock split, recapitalization or other similar transactions that could affect the securities to be offered by the Selling Securityholders named in this Registration Statement, and the Class A Ordinary Shares set forth in this table shall be adjusted to include such shares, as applicable.

(2)	Represents (i) 15,000,000 Class A Ordinary Shares issued to Antdelta and ESOP as merger consideration in connection with the Business Combination; (ii) 7,400,000 Class A Ordinary Shares purchased by certain PIPE Investors pursuant to the PIPE Subscription Agreements; (iii) 1,260,652 Class A Ordinary Shares issued to the Sponsor and certain directors and officers of Arisz; (iv) 200,000 Class A Ordinary Shares issued to the Sponsor, which were purchased by the Sponsor pursuant to the Backstop Agreement; (v) 204,348 Class A Ordinary Shares issued to ET, which were purchased by ET from the Sponsor pursuant to the ET Stock Purchase Agreements; (vi) 207,389 Class A Ordinary Shares Issued to the Sponsor and Chardan, which were originally issued to the Sponsor and Chardan as a part of Arisz Private Units; (vii) 10,369 Class A Ordinary Shares issued upon the automatic exercise of the Arisz Private Rights at the Closing; (viii) 51,750 Class A Ordinary Shares issued to Chardan as additional deferred underwriting compensation; (ix) 260,000 Class A Ordinary Shares issued to Aqua for its services as our M&A advisor, which were originally purchased by Aqua from the Sponsor pursuant to the Aqua Stock Purchase Agreement; and (x) 5,750 Class A Ordinary Shares issuable upon the exercise of the rights contained in the Option Units issuable upon the exercise of the Unit Purchase Option. These shares are registered for resale on this Registration Statement.

(3)	Based on the average of the high ($5.25) and low ($4.60) prices of our Class A Ordinary Shares on the Nasdaq on March 21, 2024.

(4)	Represents up to 5,468,542 Class A Ordinary Shares issuable upon the exercise of 7,291,289 Warrants, including (i) 5,175,000 Class A Ordinary Shares issuable upon the exercise of 6,900,000 Warrants, which were originally issued in the initial public offering of Arisz, (ii) 207,292 Class A Ordinary Shares issuable upon the exercise of 276,389 Warrants, which were originally issued as Arisz Private Warrants to the Sponsor and Chardan; and (iii) 86,250 Class A Ordinary Shares issuable upon the exercise of 115,000 Warrants issuable upon the exercise of the Unit Purchase Option. 241,791 Class A Ordinary Shares issuable upon the exercise of 322,388 Warrants are registered for resale on this Registration Statement, including (i) 155,541 Class A Ordinary Shares, which were originally issued as Arisz Private Warrants to the Sponsor; and (ii) 86,250 Class A Ordinary Shares issuable upon the exercise of 115,000 Warrants issuable upon the exercise of the Unit Purchase Option

(5)	Based on the exercise price of Warrants which is $11.50.

(6)	Represents up to 115,000 Class A Ordinary Shares contained in the Option Units issuable upon the exercise of the Unit Purchase Option. These shares are registered for resale on this Registration Statement.

(7)	Based on the exercise price of Option Units which is $11.50.